Exhibit 99.1

NEWS RELEASE

CONTACT:

CreditRiskMonitor.com, Inc.

Jerry Flum, CEO

(845) 230-3030

info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor service to add Moody’s ratings and research

VALLEY COTTAGE, NY – December 11, 2006 -- CreditRiskMonitor (OTCBB: CRMZ) announced today a licensing arrangement with Moody’s Investors Service, Inc. that will double the credit agency ratings available via the CreditRiskMonitor service.

Jerry Flum, CEO, said, “CreditRiskMonitor can now offer Moody’s highly respected rating opinions and research to our subscribers, on thousands of rated companies worldwide. It is a major milestone to be a Moody’s licensee, and we will once again improve the value of the CreditRiskMonitor service by adding this powerful content at no additional charge. Subscribers have been asking for some time for us to provide both Moody’s and S&P ratings, so they can save time and make better commercial credit risk decisions.”

About Moody’s Corporation

Moody’s Corporation (NYSE: MCO) is the parent company of Moody’s Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, Moody’s KMV, a leading provider of credit risk processing and credit risk management products for banks and investors in credit-sensitive assets serving the world’s largest financial institutions, and Moody’s Economy.com, a provider of economic research and data services. The corporation, which reported revenue of $1.7 billion in 2005, employs approximately 2,900 people worldwide and maintains offices in 22 countries. Further information is available at www.moodys.com.

About CreditRiskMonitor

CreditRiskMonitor is an Internet-based financial information service, designed to save time for busy corporate credit professionals. The service provides comprehensive commercial credit reports covering public companies world-wide and includes detailed financial analysis and trend reports, credit scores, financial statements, public record filings, background information, and Moody’s and Standard & Poor’s ratings. Plus, it includes trade payment reports on millions of U.S. companies. The service provides continuous news monitoring that selectively keeps clients up-to-date on events affecting the credit worthiness of companies, including financial statement and other SEC updates, ratings changes, and credit-relevant news stories.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports.